EXHIBIT 10.16

                         PROMOTIONAL LICENSE AGREEMENT

      THIS AGREEMENT is made as of the 10th day of June, 1999, in New York, New York, by and between the Major League Baseball Players Association, an unincorporated association under the laws of the State of New York, with offices at 12 E. 49th Street, New York, New York 10017 (hereinafter "MLBPA") and Famous Fixins, Inc, a New York corporation, (hereinafter "Licensee") with offices located at 250 W. 57th St. Suite 2501 New York, NY 10107.

      WHEREAS, MLBPA is acting on behalf of all of the active baseball players of the National League and the American League who have entered into a Commercial Authorization Agreement with the MLBPA (hereinafter "players"); and who, upon being polled by the MLBPA, have not indicated they have granted a license for products which would conflict with the license granted herein; and
      WHEREAS, MLBPA in such capacity has the right to negotiate this Agreement and to grant rights in and to the logo, name and symbol of MLBPA identified in Schedule A hereto (the "Trademarks") and the names, nicknames, likenesses, signatures, pictures, playing records, and/or biographical data of each player described in Schedule A hereto as part of a group (hereinafter "the Rights"); and
      WHEREAS, Licensee desires to use the Rights and/or the Trademarks solely in connection with a promotion as described in Schedule-- B ("the Promotion") in the territory identified in Schedule B (the "Licensed Territory") and for the period identified in Schedule B (the "License Period").
      WHEREAS, MLBPA is willing to grant Licensee such right to use the Rights and/or the Trademarks in connection with the Promotion in accordance with the terms and conditions recited herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

      1.       GRANT.
            (a) MLBPA hereby grants to Licensee and Licensee hereby accepts the non-exclusive, non-transferable, nonassignable license, without the right to grant sublicenses, to use the Rights and Trademarks solely in connection with the Promotion as described in Schedule B. Licensee shall not knowingly utilize the Trademarks or the Rights, or permit others to use them, outside of the Licensed Territory or for any other purpose.
            (b) MLBPA represents and warrants that it has the authority to grant the rights licensed herein. MLBPA makes no representation that it has the authority to grant, nor does it grant herein, the right to utilize team symbols, insignias or logos, or the name, symbol, or logo of any other licensee of MLBPA, or reproductions of any products produced by or for any other licensee of MLBPA. Accordingly, it is understood by the parties hereto that if any of the foregoing are to be utilized in connection with the exercise of the license granted hereunder, including without limitation the likenesses of players utilizing team logos, symbols or insignias, it will be the responsibility of Licensee to obtain all necessary permissions for the use of such material.
            (c) Unless specifically authorized in advance by MLBPA in writing, Licensee agrees to utilize the names and/or likenesses of a minimum of eight (8) players in connection with the Promotion and Licensee agrees that the names and/or likenesses of all such players will be used with equal prominence.
            (d) The license granted by MLBPA to Licensee herein does not include the right to, and Licensee shall not in any manner use (or purport to grant others the right to use) the Rights as a testimonial or endorsement of any product or service by all or any of the players, or by the MLBPA. Nor does this license convey the right to feature or highlight any individual player apart from the group. In the event Licensee is interested in highlighting any player or in securing the personal endorsement or services of any player, Licensee understands and agrees that such will require the personal approval of the individual player involved and a separate payment to such player, through the MLBPA, independent of and in addition to all payments due to the MLBPA pursuant to this Agreement
            (e) The rights granted by MLBPA to Licensee hereunder do not include the right to, and Licensee shall not in any manner, use (or purport to grant others the right to use) the Trademarks or the Rights for the purpose, in whole or in part, of promoting the purchase of any service or product other than as specifically set forth herein in connection with the Promotion.
            (f) All rights not expressly granted to Licensee in this Agreement are specifically reserved to MLBPA.

      2.       TERM.
            This Agreement shall be effective and shall continue for the License Period set forth on Schedule B, unless sooner terminated pursuant to a provision of this Agreement.

      3.      ROYALTIES AND STATEMENTS.
            (a) For the license granted herein, immediately upon execution of this Agreement, Licensee agrees to pay MLBPA a non-refundable fee in the amount and in the manner set forth on Schedule B ("the Promotional Rights Fee").
            (b) In addition to the Promotional Rights Fee, Licensee agrees to pay to MLBPA on each of the dates set forth on Schedule B, a royalty for any premium item and/or product employing the rights and/or the trademarks in connection with the Promotion as set forth on Schedule B.
            (c) Notwithstanding the foregoing subsection (b), if Licensee obtains the premium item and/or product described above from a manufacturer licensed by MLBPA ("MLBPA licensee"), Licensee will not be obligated to pay MLBPA the royalties described therein, provided that Licensee obtains from such MLBPA licensee and provides to MLBPA a written agreement stating that such MLBPA licensee will pay to MLBPA the royalties described above in accordance with the terms of this Agreement
            (d) On each of the dates set forth on Schedule B, Licensee shall provide MLBPA with a full and complete statement (in a form satisfactory to MLBPA) with respect to any and all premium items and/or products utilized in connection with the Promotion, said statements) to be certified as accurately an officer of Licensee and to include any other information which MLBPA may reasonably request.
            (e) All amounts payable to MLBPA by Licensee, together with a complete and accurate statement setting forth the basis for calculation of such amounts in a form acceptable to MLBPA, shall be submitted to: Major League Baseball Players Association 12 E. 49th Street New York, NY 10017 All payments made hereunder shall be in United States dollars drawn on a United States bank, unless otherwise specifically agreed upon by the parties.
            (g) Time is of the essence with respect to all payments to be made hereunder by Licensee. Interest at a rate of the lesser of the maximum rate allowed by law or one and one-half percent (1-1/2%) per month, compounded daily, shall accrue on any amount due MLBPA hereunder from and after the date upon which the payment is due until the date of receipt of payment.
            (h) The receipt and/or acceptance by MLBPA of any of the royalties paid hereunder to MLBPA (or the cashing of any royalty checks paid hereunder) shall not preclude MLBPA from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

      4.      AUDIT.
            (a) Licensee agrees to keep accurate books of account and records as its principal place of business covering all transactions relating to the license granted herein. MLBPA and its duly authorized representatives shall have the right, upon reasonable notice, at all reasonable hours of the day, to audit Licensee's books of account and records and all other documents and material in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. In the event that any such audit reveals an underpayment by Licensee, Licensee shall immediately upon demand remit payment to MLBPA in the amount of such underpayment plus interest calculated at the rate of the lessor of one and one-half percent (1-1/2%) per month or the maximum rate allowed by law, compounded daily, calculated from the date such payment(s) were actually due until the date such payment is actually made. In the event that any such underpayment is greater than Five Thousand Dollars ($5,000) or two percent (2%) of the royalties due for the period audited, whichever is less, Licensee shall reimburse MLBPA for the costs and expenses of such audit.
            (b) All books of account and records of Licensee covering all transactions relating to the license granted herein shall be retained by Licensee for at least two (2) years after the expiration or termination of this Agreement for possible inspection by MLBPA.

      5.       QUALITY, NOTICES, APPROVALS, AND SAMPLES.
            (a) All premium items, products, packages, cartons, point-of-purchase, promotional and advertising materials, if any, associated with the Promotion as described on Schedule B ("Promotional Material") shall be of high quality so as to be suited to the favorable advantage, protection and enhancement of the Trademarks and the Rights, and shall be manufactured, sold and/or distributed in full conformance with all applicable laws and regulations.
            (b) Before commencing or authorizing third parties to commence the design or development of any Promotional Material, Licensee shall submit at its own cost to MLBPA, for approval, (1) complete layouts and descriptions of the proposed Promotional Material including full information on the nature and function of such Promotional Material and a general description of how the Rights and/or Trademarks and other material will be used thereon; (2) pre-production artwork and proofs; and (3) actual proofs or final pre-production samples thereof. Licensee may not manufacture, use, advertise, promote, ship and/or distribute any Promotional Material until it has submitted such Promotional Material to MLBPA for approval and received written approval of same from MLBPA at each stage of development in the manner provided herein. Such approval shall not be unreasonably withheld. Should MLBPA fail to approve in writing any of the submissions furnished it by Licensee within seven (7) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof. Licensee shall send all submissions, notices, and requests for approval to:

                  1.    Tina Morris
                        Major League Baseball Players Association
                        12 E. 49th Street, 24th Floor
                        New York, New York 1001 7
and
                  2.    Richard White
                        MLB Players Choice Promotions
                        120 West 12th Street, Suite 1600
                        Kansas City, Missouri 64105
            (c) Upon commencement of distribution of the Promotional Material after all required approvals have been given by MLBPA Licensee shall submit, at its own cost, to MLBPA and to MSA, an additional two (2) copies of the final approved Promotional Material.
            (d) After the required approval of Promotional Material has been secured from MLBPA pursuant to Section 5(b) above, Licensee shall not depart from the specifications, quality or appearance thereof in any material respect without fist obtaining the express written approval of MLBPA.

      6.      OWNERSHIP OF RIGHTS.
            (a) It is understood and agreed that MLBPA is the sole and exclusive holder of all right, title and interest in and to the Rights; and/or the Trademarks for the duration of this Agreement.
            (b) Nothing contained in this Agreement shall be construed as an assignment to Licensee of any right, title and/or interest in or to the Rights and/or the trademarks, it being understood that all right, title and interest relating thereto are expressly reserved by MLBPA except for the rights being licensed hereunder.
            (c) No license is being granted hereunder for any purpose or as to any products, services or material other than in connection with the Promotion as authorized herein and only in the Licensed Territory. MLBPA reserves for such use as it may determine all rights of any kind other than the rights herein licensed to Licensee.
            (d) Licensee shall not use the Rights and/or the Trademarks other than as permitted herein and, in particular, shall not incorporate the Rights and/or the Trademarks in Licensee's corporate or business name in any manner whatsoever. Licensee agrees that in using the Rights and Trademarks, it will in no way represent that it has any rights, title and/or interest in and/or to the Rights and/or the Trademarks other than those expressly granted under the terms of this Agreement. Licensee further agrees that it will not use and/or authorize the use, either during or after the term of this Agreement, of any configuration, trademark, trade name or other designation confusingly similar to the Rights and/or any of the Trademarks.
             (e) Notwithstanding any rights otherwise granted to Licensee by state or federal trademark or copyright laws or otherwise, Licensee shall not without express written permission of MLBPA directly or indirectly use, or authorize others to use, in any manner whatsoever, any artwork or designs or other material involving the Rights and/or Trademarks, or any reproductions thereof following the expiration or termination of this Agreement, notwithstanding their invention or use by Licensee, and Licensee shall destroy all such artwork and/or designs and/or other material and furnish to MLBPA satisfactory evidence of their destruction.

      7.      GOODWILL AND PROMOTIONAL VALUE.
            (a) Licensee recognizes the value of the goodwill associated with the Rights and/or the Trademarks and acknowledges that the Rights and/or the Trademarks, and all rights therein and the goodwill pertaining thereto, belong exclusively to MLBPA. Licensee further recognizes and acknowledges that the Rights and/or the Trademarks have acquired secondary meaning in the mind of the public. Licensee agrees that during the term of this Agreement, or thereafter, it will not attack the title or any rights of MLBPA in and to the Rights and/or the Trademarks or the validity of the license granted herein.
            (b) Licensee agrees that its use of the Rights and/or the Trademarks shall inure to the benefit of MLBPA and that Licensee shall not, at any time, acquire any rights in the Rights and/or the Trademarks by virtue of any use it may make of the Rights and/or of the Trademarks. Licensee hereby assigns to MLBPA any and all trademarks and trademark rights in the Trademarks and/or Rights created by such use, together with the good will of the business in connection with which such Trademarks are used.
            (c) Licensee acknowledges that MLBPA is entering into this Agreement not only in consideration of the sums to be paid here under but also in recognition of the intrinsic benefit to proper maintenance of the image and reputation of MLBPA and the places as a result of the conduct of the Promotion in accordance with the provisions of this Agreement. Licensee therefore acknowledges that its failure to conduct the Promotion in accordance with the provisions of this Agreement, including without limitation its obligations to protect and enhance the value of Rights and Trademarks, will result in immediate and irreparable damage to MLBPA in connection with promotion of the Rights and/or the Trademarks and/or to its members and that there will be no adequate remedy at law for the failure by Licensee to abide by such provisions of this Agreement. Accordingly, Licensee agrees that in the event of any breach by Licensee, in addition to all other remedies available to it hereunder, MLBPA may at its sole option commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to injunctive relief against any such breach as well as such other relief as any arbitrators) or court with jurisdiction may deem just and proper.

      8.      TRADEMARK AND COPYRIGHT PROTECTION.
            (a) The license granted herein is conditioned upon Licensee's full and complete compliance with the provisions of the trademark and copyright laws of the United States and any foreign country or countries in the Licensed Territory.
            (b) Licensee agrees to permanently affix to all Promotional Material the MLBPA logo and appropriate legends, markings and/or notices as required by MLBPA, to give appropriate notice to the consuming public of MLBPA's right, title and interest therein. Licensee agrees that, unless otherwise specified in writing by MLBPA, each usage of the Trademarks shall be followed by either the TM or the a Trademark Notice symbol, as appropriate, and the following legends shall appear at least once on each piece of Promotional Material:

                  Copyright (C) MLBPA (year-date)
Licensee also shall include on the Promotion Material the following notice:
                  Official Licensee --
                  Major League Baseball Players Association.

            (c) Licensee agrees that it will not use or distribute any Promotional Material which does not carry notices meeting the requirements of this Agreement.
            (d) Licensee shall use no other markings, legends and/or notices on or in association with the Promotional Material other than those specified above and on Schedule B hereto and such other markings, legends and/or notices as may be specified by MLBPA, without first obtaining MLBPA's express written approval.
            (e) Licensee agrees that it shall not at any time within the Licensed Territory or anywhere else in the world apply for any copyright or trademark protection which would affect MLBPA's ownership of any rights in the Rights and/or the Trademarks nor file any document with any governmental authority or assert directly or indirectly any right or take any other action which could affect MLBPA's ownership of the Rights and/or the Trademarks or the publicity rights of the players or knowingly aid or abet anyone else in doing so.
            (f) Licensee agrees to cooperate in all reasonable respects with MLBPA in protecting and defending the Rights and/or the Trademarks. In the event that Licensee becomes aware of any claim or problem arising with respect to the protection of the Right and/or the Trademarks in the Licensed Territory, Licensee shall promptly advise MLBPA in writing of the nature and extent of same. MLBPA has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Rights and/or the Trademarks.

      9.      INFRINGEMENTS.
            (a) Licensee agrees to cooperate with MLBPA in the enforcement of MLBPA's rights in the Rights and/or the Trademarks. Licensee agrees to notify MLBPA in writing of any infringements or imitations by third parties of the Rights, the Trademarks, and/or the Promotional Material which may come to Licensee's attention. MLBPA shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. MLBPA, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto, provided that nothing in this paragraph shall require Licensee to incur more than nominal out of-pocket expenses. Licensee agrees not to contact any third party, not to make any demands or claims, not to institute any suit nor take any other action on account of such infringements or limitations without obtaining the prior express written permission of MLBPA.
            (b) With respect to all claims and suits involving the Rights and/or the Trademarks, including suits in which licensee is joined as a party, MLBPA shall have the sole right to employ counsel of its choosing and to direct the handling of the litigation and any settlement thereof. MLBPA shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

      10.      INDEMNIFICATION.
            Licensee hereby agrees to defend, indemnify and hold harmless MLBPA, its members, offices, directors, employees and agents from and against any and all claims, demands, causes of action and judgments ("Claims") arising out of or in connection with
            (a) Licensee's conduct of the Promotion, and/or use of the Promotional Material, including but not limited to any allegedly unauthorized use by Licensee of any trademark, copyright, patent, process, idea, method, device, logo, symbol, insignia, name, term or material other than those licensed herein;
            (b) Licensee's use of any logos, symbols, names, terms or other material claimed to be the property of any Major League Baseball club(s) or any other entity affiliated directly or indirectly with any Major League Baseball club(s), and
            (c) Any alleged defects in any product utilized in connection with the Promotion. With respect to the foregoing indemnity, Licensee agrees to defend and hold MLBPA and its members harmless at no cost or expense to the MLBPA whatsoever including, but not limited to, attorneys' fees and court costs. Under no circumstances shall Licensee have the right to settle or otherwise compromise any Claim without the prior written consent of MLBPA. MLBPA and its members shall have the right to defend themselves in any such action or proceeding with attorneys of MLBPA's selection.

      11.      INSURANCE.
            Licensee shall, throughout the License Period of this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company acceptable to MLBPA, or self-insurance as authorized by law, comprehensive general liability insurance, the form of which must be acceptable to MLBPA, naming MLBPA and its members as an additional insured. Such policy shall provide protection against any and all claims, demands and causes of action arising out of: (a) any defect or failure to perform, alleged or otherwise, in connection with the Promotion or Promotional Material; (b) any material used in connection with the Promotion or Promotional Material; or (c) any advertising of the Promotion or Promotional Material. The amount of coverage shall be a minimum of Two Million Dollars ($2,000,000) for each single occurrence. The policy shall provide for twenty
(20) days notice to MLBPA from the insurer in the event of any modification, cancellation or termination. Licensee agrees to furnish MLBPA a certificate of insurance evidencing same and a copy of any relevant additional insured endorsement or satisfactory evidence of self-insurance prior to commencement of the Promotion, and in no event shall Licensee manufacture, advertise, promote, ship and/or distribute any Promotional Material prior to receipt by MLBPA of such evidence of insurance and additional insured endorsement.

      12.      EXPLOITATION BY LICENSEE.
            Licensee agrees to vigorously exploit, advertise and promote the Promotion to the favorable advantage and enhancement of the Trademarks and the Rights in accordance with the terms of this Agreement and specifically in the manner described in Schedule B. In the event of Licensee's failure to comply with this requirement, in addition to all other remedies available to it, MLBPA shall have the option to terminate this Agreement upon mailing notice of such termination to Licensee.

      13.      ASSIGNABILITY AND SUBLICENSING.
            The license granted hereunder is and shall be personal to Licensee and shall not be assigned by any act of Licensee or by operation of law or otherwise encumbered. Licensee shall not have any Promotional Material produced for Licensee by a third party unless Licensee first obtains the express written approval of MLBPA and, if such manufacturer is not an authorized licensee of MLBPA, such manufacturer shall have signed an agreement in the form attached hereto as Schedule C. Licensee shall have no right to grant any sublicenses without MLBPA's prior express written approval. Any attempt on the part of Licensee to arrange for manufacture by a third party except as provided herein, or to sublicense, assign, encumber or alter its rights under this Agreement by operation of law or otherwise shall result in the automatic termination of this Agreement, and all rights granted herein shall immediately revert to MLBPA.

      14.      TERMINATION.
            (a)      MLBPA's Right of Termination.
                  (i) Immediate Right of Termination. In addition to the automatic termination provisions and/or termination rights provided elsewhere in this Agreement, and notwithstanding any attempts by Licensee to cure such defaults, MLBPA shall have the right immediately to terminate this Agreement by giving written notice to Licensee if Licensee does any of the following:
                        a. Manufactures, advertises, promotes, ships, distributes and/or uses in any way any Promotional Material without having the prior written approval of MLBPA as provided for in this Agreement;
                        b. Continues to manufacture, advertise, promote, ship, distribute and/or use in any way any Promotional Material after receipt of notice from MLBPA disapproving same;
                        c. Fails to carry on the Promotional Material the notices specified by MLBPA, as required herein;
                        d.      Becomes subject to any voluntary or
involuntary order of any governmental agency involving the recall of any of the Promotional Material because of safety, health or other hazards or risks to the public;
                        e.      Directly or indirectly through its
controlling shareholders or any of its officers, directors or employees, takes any action in connection with the manufacture, advertising, promotion, shipment and/or distribution of the Promotional Material which damages or reflects adversely upon MLBPA, the Rights and/or the Trademarks;
                        f. Breaches any of the provisions of this Agreement relating to the unauthorized assertion of right in the Rights and/or the Trademarks;
                        g. Fails to obtain or maintain insurance as required by the provisions of this Agreement.
                        h. Utilizes the Rights and/or the Trademarks in any manner or in connection with any product other than as specifically authorized in this Agreement.
                  (ii)      Curable Breaches by Licensee. If Licensee
                        a. Commits a material breach of any other terms of this Agreement, or
                        b.      Files a petition in bankruptcy or is
adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or discontinues its business, or if a receiver is appointed for it or its business and is not discharged within thirty (30) days, and fails to cure such default and furnish reasonable proof of its cure to MLBPA within fifteen
(15) days after receiving written notice of breach, MLBPA shall have the right to terminate this Agreement by giving written notice to Licensee.
            (b) Licensee's Right of Termination. If MLBPA commits a material breach of any of the terms of this Agreement, and fails to cure such default and furnish reasonable proof of its cure to Licensee within fifteen
(15) days after receiving written notice of breach, Licensee shall have the right to terminate this Agreement by giving written notice to MLBPA.

      15.      POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS.
            (a) Upon termination of this Agreement, Licensee and its receivers, representatives, trustees, agents, administrators, successors and/or permitted assigns shall have no right to use in any way the Rights, the Trademarks, or any Promotional Material.
            (b) Upon expiration of this Agreement or termination by MLBPA, notwithstanding anything to the contrary herein, any and all sums due to MLBPA shall become immediately due and payable.
            (c) After the expiration or termination of this Agreement, all rights granted to Licensee shall forthwith revert to MLBPA, and Licensee shall refrain from further use of the Rights and/or the Trademarks or any further reference to them, either directly or indirectly, in connection with the manufacture, advertising, promotion, shipment and/or distribution of Promotional Material or otherwise. Licensee shall further destroy all artwork, films, transparencies, separations, printing plates, molds and other materials which reproduce the Trademarks and/or the Rights and shall give MLBPA satisfactory evidence of their destruction. Licensee shall be responsible to MLBPA for any damages caused by the unauthorized use by Licensee or by others of such reproduction materials which are not destroyed.
            (d) Licensee acknowledges that its failure to cease use of the Promotional Material at the termination or expiration of this Agreement will result in immediate and irreparable damage to MLBPA and/or to the players and to the rights of any subsequent licensee of the MLBPA. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Licensee agrees that in the event of such failure, in addition to all other remedies available to it hereunder, MLBPA at its sole option may commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to equitable relief by way of injunctive relief and such other relief as any arbitrators or court with jurisdiction may deem just and proper.

      16.      FINAL STATEMENT UPON TERMINATION OR EXPIRATION.
            Within fifteen (15) days after termination or expiration of this Agreement, as the case may be, Licensee shall deliver to MLBPA a statement indicating the number and description of the Promotional Material which it had on hand as of the expiration or termination date. MLBPA shall have the option upon prior written notice to Licensee of conducting a physical inventory at the time of expiration or termination and/or at a later date in order to ascertain or verify such statement. Licensee shall immediately destroy such inventory and furnish MLBPA with satisfactory evidence of its destruction. In the event that Licensee refuses to permit MLBPA to conduct such physical inventory, MLBPA shall have recourse to all other remedies available to it.

      17.      NOTICES.
            All notices or other communications required or desired to be sent to either party shall be in writing and sent by Registered or Certified Mail, postage prepaid, return receipt requested, or by facsimile or telegram, charges prepaid. Such notices, including facsimile or telegram, shall be effective on the date sent, provided that any notice sent by facsimile also shall be sent by regular mail. The addresses for MLBPA and Licensee shall be as set forth on Schedule B. Either party may change its address by notice in writing to the other party.

      18.      RELATIONSHIP OF THE PARTIES.
            This Agreement does not create a partnership or joint venture between the parties and neither party shall have any power to obligate or bind the other in any manner whatsoever.

      19.      APPLICABLE LAW AND DISPUTES.
            This Agreement is made within the State of New York and shall be construed in accordance with the laws of the United States and the State of New York. Licensee hereby expressly waives any right to the benefits of remedial legislation, if any, of Licensee's home state.

      20.      REMEDIES.
            (a) Except as otherwise provided herein, any dispute or disagreement between the parties hereto arising out of or relating to this Agreement shall be settled by final and binding arbitration, in New York City, under the rules then obtaining of the American Arbitration Association. The parties hereto expressly stipulate that the arbitrators) shall have full subpoena power and full powers to fashion appropriate remedies, including without limitation the power to grant equitable and/or injunctive and/or declaratory relief. Judgment upon the award may be entered in any court having jurisdiction.
            (b) Licensee recognizes the unique nature of the Rights and the Trademarks, and the possibility that breaches of this Agreement by Licensee may require preliminary or extraordinary relief beyond that available in arbitration, and the possibility that breaches of this Agreement may involve third parties or witnesses or issues which are beyond the practical jurisdiction of arbitrators. Accordingly, notwithstanding the provisions of paragraph 20(a), MLBPA (but not Licensee) may, at its sole and exclusive option, elect as an alternative to arbitration to commence an action or proceeding in any court of competent jurisdiction to enforce this Agreement or protect the Rights and the Trademarks. MLBPA may also require the termination of a previously commenced arbitration proceeding so as to permit a dispute between the parties to be resolved in an action or proceeding in a court of competent jurisdiction, so long as MLBPA has theretofore not waived its right to do so by taking substantial steps to prosecute or defend the arbitration proceeding.

      21.      CAPTIONS.
            The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect

      22.      WAIVER.
            (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.
            (b) Resort by either party to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by the other party shall not be construed as a waiver by such party of its right to resort to any and all other legal and equitable remedies available to it.

      23.      SURVIVAL OF THE RIGHTS.
            Any rights and obligations created by this Agreement and which by necessary implication continue after its expiration or termination shall survive such expiration or termination.

      24.      SEVERABILITY.
            In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

      25.      INTEGRATION.
            This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof. This Agreement cannot be modified except by a written instrument signed by the parties hereto.

            By their execution below, the parties hereto have agreed to all of the terms and conditions of this Agreement.


MAJOR LEAGUE BASEBALL                           /s/  Jason Bauer
PLAYERS ASSOCIATION                             ---------------------------

By:  /s/ Donald Fehr                            By:  Jason Bauer
   ---------------------                           ------------------------

Date:  9.15.99                                  Date:  9/14/99
     -------------------                             ----------------------

                                  SCHEDULE A



TRADEMARKS

            MLBPA

            Major League Baseball Players Association

            MLB Players Choice Logo




THE RIGHTS

      The names, nicknames, likenesses, signatures, pictures, numbers, playing records, and/or biographical data of those active baseball players in the National League and the American League who have entered into a Commercial Authorization Agreement with the MLBPA. Licensee shall be required to submit list(s) of players Licensee desires to use for approval by the MLBPA. Licensee shall not utilize any players until the MLBPA has approved, in writing, the player list(s) submitted by Licensee.

                                  SCHEDULE B



DESCRIPTION OF PROMOTION

      Licensee shall utilize the granted rights for use in connection with the sale of its cereal products. Licensee is required to utilize at least eight players, in equal prominence, on each package, advertisement, and signing. If Licensee chooses to utilize less than eight players on a box, highlight agreements with each player must be completed, and one (1) copy provided to the MLBPA, prior to final approval by the MLBPA.


LICENSE PERIOD

June 1, 1999 to April 14, 2000.


LICENSED TERRITORY

United States, its possessions and territories, Canada, and the Caribbean

PROMOTIONAL RIGHTS FEE

$125,000, payable as follows:
            $5,000 upon execution of this agreement, $20,000 on or before October 15th, 1999, and $100,000 on or before April 14th, 2000.

ROYALTY AND STATEMENTS

Licensee will pay a 13.5% royalty on the total cost of all trading cards, and 10% on the total cost of all other premium items utilizing the granted rights. Royalties shall be payable as follows: For product distributed prior to November 15th, 1999, royalties shall be due on or before December 15th, 1999. For product distributed after November 15th, 1999, royalties shall be due on or before April 30, 2000.

ADDITIONAL CONSIDERATIONS

Licensee will distribute, at a minimum, cereal boxes that highlight the following players during the term of the agreement: Cal Ripken, Jr., Sammy Sosa, Alex Rodriguez, Barry Bonds, Ken Caminetti, Jeff Bagwell, Craig Biggio. Licensee shall include the Players Choice logo and the c MLBPA, on all boxes, in a manner that is approved by MLBPA in advance and in writing, with the exception of boxes that have been produced prior to the date of this agreement for "Cal's Classic O's" cereal. Licensee must submit all materials, including but not limited to, boxes, in-pack or mail-in premiums, selling materials, press releases, point-of-purchase materials to MLBPA for approval prior to production.


ADDRESSES FOR NOTICES

      Major League Baseball Players Association
      12 East 49th Street
      New York, New York 100 1 7
      Attn: Judy Heeter

      Famous Fixins, Inc.
      250 West 57th St.
      Suite 2501
      NewYork, NY 10107
      Attn: Jason Bauer

Acknowledged and Approved:



MAJOR LEAGUE BASEBALL                        /s/  Jason Bauer
PLAYERS ASSOCIATION                          ------------------------------
                                             Famous Fixins, Inc. (LICENSEE)

By:  /s/ Donald Fehr                         By:  Jason Bauer
   ---------------------                        ---------------------------

Date:  9.15.99                               Date:  9/14/99
     -------------------                          -------------------------

                                  SCHEDULE C
                           MANUFACTURER'S AGREEMENT


Licensee: Famous Fixins, Inc.


Licensed Territory: United States, its possessions and territories, Canada, and the Caribbean


Promotional Materials:

      The undersigned understands that the Major League Baseball Players Association ("MLBPA") has licensed the above named Licensee to produce the above-named materials ("Promotional Materials") utilizing certain names, logos, symbols, likenesses, signatures and pictures which are the property of MLBPA ("the Rights"). In order to induce MLBPA to consent to the manufacture of the Promotional Materials by the undersigned, the undersigned agrees that it will not manufacture the Promotional Materials for anyone but the Licensee; that it will not sell the Promotional Materials to anyone but the Licensee; that it will not knowingly manufacture/he Promotional Materials for distribution in any territory other than the above-named Licensed Territory; that it will not (unless MLBPA otherwise consents in advance in writing) manufacture any other merchandise utilizing any aspect of the Rights; that it will permit such representatives as MLBPA may from time to time designate to inspect the activities of the undersigned with relation to its manufacture of the Promotional Materials and that whenever the Licensee ceases to require the undersigned to manufacture the Promotional Materials, the undersigned will return to the Licensee or to MLBPA any molds, plates, engravings, or other devices used to reproduce any of the Rights and/or the Trademarks or at the direction of MLBPA or Licensee will give satisfactory evidence of the destruction thereof MLBPA shall be entitled to invoke any remedy permitted by law for violation of this agreement by the undersigned.

                                    Famous Fixins, Inc.

                                    By:_______________________

                                    Title:____________________

                                  SCHEDULE D

Royalty Report for: Major League Baseball Players Association
                    12 East 49th Street
                    New York, NY 10017

      Licensee:________________                 Date:
               ________________                 Period Covered:______________
               ________________

SKU     ITEM                    WHOLESALE   QUANTITY  GROSS SELLING  RETURNS  RETURNS    NET    ROYALTY  ROYALTY
NUMBER  DESCRIPTION  PLAYER(S)  PRICE/UNIT  SHIPPED   PRICE          (UNITS)  (DOLLARS)  SALES  RATE     DUE

We had no sales for the period             TOTALLY ROYALTIES DUE:   ________
but our product is scheduled               LESS GUARANTEED
to start shipping:___________              ROYALTIES PAID TO DATE:  ________
                  [Date]

                                           AMOUNT DUE: _____________________


THIS ROYALTY REPORT WAS CERTIFIED BY:____________________
                                      [Signature]

                                     ____________________
                                      [Title]